              SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934

                   (Amendment No.      )


(xx)  Filed by the Registrant
(  )  Filed by a Party other than the Registrant

Check the appropriate box:

(  )  Preliminary Proxy Statement
(xx)  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12


                  Guilford Mills, Inc.

          (Name of Registrant as Specified In Its Charter)

                  Guilford Mills, Inc.

          (Name of Person(s) Filing Proxy Statement)


PAYMENT OF FILING FEE (Check the appropriate box):

(xx)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
(  )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

      4)  Proposed maximum aggregate value of transaction:

* Set forth the amount on which the filing fee is calculated and state how it was determined.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

( ) Filing Fee of $          was previously paid on           , 199 ,
    the date the Preliminary Proxy Statement was filed.

                               GUILFORD MILLS, INC.
                              4925 West Market Street
                          Greensboro, North Carolina  27407


                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held On February 2, 1995



               The Annual Meeting of Stockholders of Guilford Mills, Inc., a Delaware corporation (the "Company"), will be held at the Joseph S. Koury Convention Center, 3121 High Point Road, Greensboro, North Carolina, on Thursday, February 2, 1995 at 10:00 A.M. for the following purposes:

               1. To elect four directors for three-year terms;

               2. To ratify  the  selection  of  Arthur  Andersen  LLP  as independent auditors for the fiscal year ending October 1, 1995; and

               3. To transact  such other  business as  properly  may come before the meeting or any adjournment or adjournments thereof.

               The Board of Directors has fixed the close of business on December 23, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

               Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy which is being solicited by and on behalf of the Board of Directors.

                                  By Order of the Board of
                                  Directors


                                  (Signature of Sherry R. Jacobs appears here)
                                  Sherry R. Jacobs
                                  Secretary

          Greensboro, North Carolina
          January 5, 1995

                             GUILFORD  MILLS,  INC.
                                   __________


                                PROXY  STATEMENT

                                   __________


                        ANNUAL  MEETING  OF  STOCKHOLDERS

                           To Be Held On February 2, 1995



  This Proxy Statement is furnished to the stockholders of Guilford Mills, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the Joseph S. Koury Convention Center, 3121 High Point Road, Greensboro, North Carolina, on Thursday, February 2, 1995 at 10:00 a.m. (the "Annual Meeting"). Stockholders of record at the close of business on December 23, 1994 will be entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof.

The entire cost of soliciting proxies for the Annual Meeting will be borne by the Company. In addition to solicitation by mail, proxies may be solicited through personal calls upon, or telephone or facsimile communications with, stockholders or their representatives by officers and other employees of the Company, who will receive no additional compensation therefor.

Any stockholder giving a proxy has the power to revoke it at any time before it is voted by giving written notice of such revocation to the Secretary of the Company, by attending the Annual Meeting and voting in person or by submitting a subsequently dated proxy. When a proxy is received, properly executed, prior to the Annual Meeting, the shares represented thereby will be voted at the Annual Meeting. If the accompanying form of proxy is signed but no specification is made thereon, the shares represented thereby will be voted for (i) the nominees for director designated by the Board and
(ii) the ratification of the selection of Arthur Andersen LLP as independent auditors for the fiscal year ending October 1, 1995. If a specification has been made on the form of proxy, the shares will be voted in accordance with the specification. Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to be cast. Abstentions and broker non-votes are not included in the tabulation of the voting results on the election of directors. For issues requiring approval of a majority of the shares present and entitled to be cast, abstentions have the effect of votes in opposition and broker non-votes are not included in the tabulation of the voting results. A broker non-vote typically occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Shares as to which a stockholder abstains or broker non-votes are included for purposes of determining whether a quorum of shares is present at the Annual Meeting.

The complete mailing address of the Company's principal executive offices is P. O. Box 26969, Greensboro, North
Carolina 27419-6969.   The approximate  date  on which  this
Proxy Statement and the form of proxy were first sent or given to the stockholders of the Company was January 5, 1995.
 The Annual Report of the Company for the fiscal year ended October 2, 1994, including audited financial statements, has been sent to each stockholder.

                  VOTING SECURITIES


On December 23, 1994, there were outstanding and entitled to vote 14,012,412 shares of the Company's common stock, par value $.02 per share (the "Common Stock"), which constitutes the only class of capital stock outstanding. Stockholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock owned on the record date of December 23, 1994. The holders of a majority of the outstanding shares of the Common Stock represented at the Annual Meeting will constitute a quorum.


            SECURITY OWNERSHIP OF CERTAIN
          BENEFICIAL OWNERS AND MANAGEMENT


Under the proxy rules, a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security or has the right to obtain such voting power and/or investment power within 60 days. Except as otherwise noted, each designated beneficial owner in this Proxy Statement has sole voting power and investment power with respect to the shares beneficially owned by such person.

The following table sets  forth information as of  December
23, 1994 with respect to each person who is known by the management of the Company to be the beneficial owner of more than 5% of the Common Stock:

    Name and Address                   Amount and Nature
    of Beneficial Owner                of Beneficial Ownership      Percent of Class

    Victor Posner                      1,987,275 (1)                 14.18
    6917 Collins Avenue
    Miami Beach, FL  33141

    Charles A. Hayes                   1,268,144 (2)(3)(4)            9.05
    c/o Guilford Mills, Inc.
    4925 West  Market Street
    Greensboro,  NC  27407

    Mitchell Hutchins Institutional      850,900 (5)                  6.07
    Investors, Inc.
    1285 Avenue of the Americas
    New  York,  NY 10019


(1) Such information is based upon a copy of the report  on

Schedule 13D,  dated  January  10,   1994,  filed  with   the
Securities and Exchange Commission and furnished to the Company by the beneficial owner.

(2) Mr. Hayes, Maurice Fishman, a director of the Company, and George Greenberg, a director of the Company, have entered into certain agreements relating to the disposition of their shares of Common Stock. See "Stockholders' Agreements" below.

(3) Includes 13,750  shares  of  Common  Stock  subject  to

options granted to Mr. Hayes  under the Company's 1991  Stock
Option Plan.

(4) Of  the  shares  beneficially   owned  by  Mr.   Hayes,
1,249,500 shares are held of record by a South Carolina limited liability general partnership in which Mr. Hayes is a general partner (the "Partnership"); Mr. Hayes retains sole voting and dispositive power over such shares.

(5)  Such information is based upon a copy of the report  on

Schedule  13G,  dated  February  7,  1994,  filed  with   the
Securities and Exchange Commission and furnished to the Company by the beneficial owner.

The following table sets forth certain information, as of December 23, 1994, with respect to Common Stock beneficially owned by each director of the Company, each person nominated or chosen to become a director, each of the executive officers named in the Summary Compensation Table under the heading "Executive Compensation" below and all directors and executive officers as a group:


                            Amount and Nature of     Percent
Name of Beneficial Owner    Beneficial Ownership     of Class


Directors and Director  Nominees (1)

Charles  A.  Hayes          1,268,144 (2)            9.05
George   Greenberg            518,259 (2)(3)         3.70
Maurice    Fishman            443,953 (2)(4)         3.17
Paul   R.   McGarr             79,937                (12)
Terrence E. Geremski           20,260 (5)            (12)
Sherry R. Jacobs               16,562                (12)
Donald  B.   Dixon             15,700                (12)
Stephen C. Hassenfelt          14,875 (6)            (12)
Tomokazu    Adachi             11,500                (12)
Dr. Jacobo Zaidenweber         11,000                (12)
Stig A. Kry                         0                (12)
Paul  G.  Gillease                  0                (12)
                                                     (12)
Non-Director Executive Officers (7)(8)

Alfred A. Greenblatt           59,877                (12)
John   A.   Emrich             21,257                (12)
Richard S. Roberts             14,974                (12)
All directors, director
nominees and executive
officers as a group
(consisting of  18
 persons)                   2,609,104 (9)(10)(11)   18.62

(1) The amount of shares beneficially owned by Ms. Jacobs and Messrs. Hayes, Greenberg, Fishman, McGarr, Dixon and Hassenfelt includes 13,750 shares of Common Stock, and the amount of shares beneficially owned by Mr. Adachi includes 7,500 shares of Common Stock, subject to options granted to each such  director under  the  Company's 1991  Stock  Option
Plan.   See "Election of Directors -Additional Information"
below.

(2)  See footnotes to previous table.


(3)  Does not include 50,000 shares held by Mr.  Greenberg's wife, as to which beneficial ownership is disclaimed.

(4) Does not include 45,675 shares held by Mr. Fishman's wife, as to which beneficial ownership is disclaimed.

(5)  Includes  16,000  shares  of  restricted  Common  Stock awarded to Mr. Geremski  under the Company's 1989  Restricted
Stock Plan.  Mr. Geremski has sole voting power with  respect
to such  shares.    See  "Executive  Compensation  -  Summary
Compensation Table" below.

(6)  Does not include  375 shares held  by Mr.  Hassenfelt's wife, as to which beneficial ownership is disclaimed.

(7) The amount of shares beneficially owned by Messrs. Greenblatt, Emrich and Roberts includes 2,083, 2,666 and 333
shares of   Common  Stock, respectively,  subject to  options
granted to such persons pursuant to the Company's stock option plans.

(8) Includes 48,000, 15,000 and 9,600 shares of restricted Common Stock awarded to Messrs. Greenblatt, Emrich and Roberts, respectively, under the Company's 1989 Restricted Stock Plan. Such persons have sole voting power with respect
to such  shares.    See  "Executive  Compensation  - Summary
Compensation Table" below.

(9) Includes 97,166 shares of Common Stock subject to options granted pursuant to the Company's stock option plans.

(10) Excludes 129,128 shares owned by relatives of officers and directors of the Company, as to which beneficial ownership is disclaimed by such officers and directors.

(11) Includes 148,600 shares of restricted Common Stock awarded to officers under the Company's 1989 Restricted Stock
Plan. Such persons have sole voting power with respect to such shares.

(12)  Less than one percent.


Stockholders' Agreements

Messrs. Fishman, Greenberg and Hayes have entered into a Stockholders' Agreement dated as of June 22, 1990 relating to the disposition of their shares of Common Stock. Until the fifth anniversary of the Stockholders' Agreement (or its earlier termination as otherwise provided therein), none of Messrs. Fishman, Greenberg and Hayes may transfer or otherwise dispose of, except by gift, any or all of the shares of Common Stock beneficially owned by any such stockholder, including the shares beneficially owned by Mr. Hayes but held of record by the Partnership, until such shares are offered first to the Company at the same price and upon the same terms and conditions as those offered by a bona fide purchaser or purchasers. The terms and provisions of the Stockholders' Agreement apply to any shares of Common Stock owned by the stockholders on the date of the Stockholders' Agreement or acquired thereafter and are binding upon the heirs, successors and assigns of the stockholders.

Messrs. Fishman and Hayes have entered into a Stockholders' Agreement with the Company dated as of April 30, 1991, as amended, relating to the acquisition by the Company of certain of their shares of Common Stock. Until June 22, 1995 (or the earlier termination of the 1991 Stockholders' Agreement as provided therein), the Company will, upon the death of either Mr. Fishman or Mr. Hayes, purchase such number of shares of Common Stock beneficially owned by each such person, including the shares beneficially owned by Mr. Hayes but held of record by the Partnership, as equal $4,000,000 and $5,000,000, respectively. The purchase price for each share of Common Stock will equal the average of the closing price for such shares on the New York Stock Exchange for the 20 trading days preceding the date of death.


                 ELECTION OF DIRECTORS

Directors and Nominees

The Board is divided into three classes, with the term of office of one class expiring each year. At the last annual meeting of stockholders held on November 4, 1993, Ms. Jacobs and Messrs. Adachi, Kry and McGarr were elected as directors of the Company, each to serve for a three-year term until the first annual meeting of stockholders held following the end of the Company's 1996 fiscal year and until her or his successor is elected and qualified. At the annual meeting of stockholders held on November 5, 1992, Messrs. Fishman, Hassenfelt and Hayes were elected as directors of the Company, each to serve for a three-year term until the first annual meeting of stockholders held following the end of  the
Company's 1995 fiscal year and until his successor is elected and qualified. At the 1993 annual meeting of stockholders, Mr Gillease was elected to serve as a director of the Company for a two-year term until the first annual meeting of stockholders held following the end of the Company's 1995 fiscal year and until his successor is elected and qualified.
 At the annual meeting of stockholders held on November 7, 1991, Messrs. Dixon and Greenberg were elected as directors of the Company, each to serve for a three-year term until the first annual meeting of stockholders held following the end of the Company's 1994 fiscal year and until his successor is elected and qualified. At its meeting on April 29, 1993, the Board of Directors elected Mr. Geremski, Vice President/Chief Financial Officer and Treasurer of the Company, to serve on the Board until the 1994 annual meeting of stockholders and until his successor is elected and qualified.

The Board has nominated Messrs. Dixon, Geremski, Greenberg and Zaidenweber for election as directors of the Company, each to serve for a three-year term until the first annual meeting of stockholders held following the end of the Company's 1997 fiscal year and until his successor is elected and qualified. Unless a contrary specification is indicated, it is intended that the accompanying form of proxy will be voted for the election of Messrs. Dixon, Geremski, Greenberg and Zaidenweber. The Board does not contemplate that any of such persons will be unable, or will decline, to serve; however, if any of such persons is unable or declines to for another person, or persons, in their discretion.

The following table sets forth certain information with respect to each director and each person nominated or chosen to become a director. Except as otherwise indicated, each such person has held his or her present principal occupation for the past five years:



Name                        Age (1)
   Principal Occupation  or Occupations          Director Since


Director Nominees

 Nominees for a Three-Year
     Term Expiring at
 Annual Meeting After
    1997 Fiscal Year


Donald B. Dixon          66           Retired since  1984;  for  more                1987
                                      than  five  years  prior
                                      thereto, a partner at Arthur Andersen LLP

Terrence E. Geremski     47           Vice President/Chief Financial                 1993
                                      Officer and Treasurer
                                      (since  1992);   Vice   President   and
                                      Controller of Varity
                                      Corporation (1989  to 1991);  for  more
                                      than five years prior
                                      thereto,   the   holder   of    various
                                      executive and administrative
                                      positions with Dayton Walther Corp.

George Greenberg (2)     72           Vice Chairman of the Board (since 1989);       1968
                                      retired since
                                      1989; for more than  five  years  prior
                                      thereto, the President
                                      and  Chief  Operating  Officer  of  the
                                      Company

Dr. Jacobo Zaidenweber   65          Chairman of the Board of Grupo Ambar, S.A.         (3)
                                     de C.V.  (since
                                     1965) ,  a subsidiary  of the  Company;
                                     Chairman of the Board of
                                     Encajes Mexicano , S.A. de C.V.  (since
                                     1992), a textile manufacturer

Continuing Directors

Class of Directors Whose Term
Expires at Annual Meeting After
1996 Fiscal Year

Sherry R. Jacobs         51          Principal, Jonal, couturier (since 1989);          1983
                                     Secretary and  acting General Counsel  of
                                     the  Company (since 1994);
                                     Vice  President/   Administration   and
                                     General Counsel of
                                     the Company (from  1986 to 1989);  and
                                     Secretary of the Company (from 1987 to 1989)

Tomokazu Adachi          53          President of Japan Tech, Inc., an                  1990
                                     importer of textile machinery and equipment

Paul R. McGarr           60          Retired since July, 1991; Senior Vice              1974
                                     President/Finance of  the Company
                                     (from 1989  to 1991); for more
                                     than five years prior thereto, the Vice
                                     President/Finance of the Company

Stig A. Kry (4)          65          Chairman Emeritus, Kurt Salmon Associates,         1993
                                     Inc., a management consulting firm



 Class of Directors Whose Term
Expires at Annual Meeting After
     1995 Fiscal Year

Maurice Fishman          71         Vice Chairman of the Board (since 1976);             1963
                                    retired since 1989; for  more than  five
                                    years  prior thereto, a Senior Vice
                                    President of the Company

Paul G. Gillease (5)    62          Consultant to the Company (since 1993);Vice          1993
                                    President and General Manager, DuPont Nylon, a
                                    division of E. I. du Pont  de Nemours
                                    and  Company, Inc. (1992 to  1993);  for
                                    more  than  five years prior thereto,
                                    Vice President and  General Manager  of
                                    DuPont Textiles, a division of E. I. du
                                    Pont Nemours and Company, Inc.

Stephen C. Hassenfelt   44          Chairman and Chief Executive Officer of              1989
                                    North Carolina Trust Company

Charles A. Hayes        60          Chairman of the Board and Chief Executive            1963
                                    Officer of the Company  (since  1976);
                                    President  and Chief Operating Officer
                                    of the Company (since April, 1991)


(1)  As of December 23, 1994.


(2)  Mr. Greenberg  is a  director of  Nautica  Enterprises,
Inc., which has a class of securities registered pursuant  to
Section 12 of the Securities Exchange Act of 1934, as amended
(the "Exchange Act").

(3)  Dr. Zaidenweber will stand as a director nominee of the

Company for the first time at the Annual Meeting.

(4) Mr. Kry is a director of  Paul Harris Stores, Inc.  and
Dominion Textiles, Inc., each of which has a class of securities registered pursuant to Section 12 of the Exchange
Act.

(5)  Mr. Gillease is a director of Pillowtex Corp. and Galey

& Lord, Inc., each of which has a class of securities registered pursuant to Section 12 of the Exchange Act.

Additional Information

During the last fiscal year and the transition period from June 28, 1993 to September 26, 1993, resulting from the change in the Company's fiscal year end from the Sunday nearest June 30 to the Sunday nearest September 30 (the "Transition Period"), the Board's Audit Committee, consisting of Messrs. Dixon and Hassenfelt, held five meetings. The Audit Committee's responsibilities include reviewing the Company's financial statements and the accounting principles utilized by the Company, evaluating the services of the Company's independent auditors and making recommendations with respect to the retention of independent auditors, evaluating the adequacy of the Company's system of internal controls and confirming the Company's full cooperation with the independent auditors' annual examination of the Company's financial statements.

In addition, during the last fiscal year and the Transition Period, the Board's Compensation Committee, consisting of Ms. Jacobs and Messrs. Dixon and Hassenfelt, held six meetings. The functions of the Compensation Committee include making recommendations to the Board regarding compensation for certain executive officers of the Company and administering certain of the Company's benefit plans. See "Executive Compensation - Report of the Compensation Committee of the Board of Directors" below.

The Board's Nominating Committee, comprised of Ms. Jacobs and Messrs. Dixon and Hayes, held one meeting during the last fiscal year and the Transition Period. The duties of the Nominating Committee include identifying and interviewing candidates to serve on the Board, making recommendations to the entire Board regarding whether a candidate should be nominated to the Board and making recommendations to the entire Board concerning compensation and other benefits to be paid to directors.

Non-employee directors receive a quarterly retainer of $3,500 and $1,000 for each Board meeting attended (other than telephonic Board meetings). Committee chairmen are paid $1,000, and each other member of a committee (who is not an employee of the Company) is paid $750, for each committee meeting attended. During the last fiscal year and the Transition Period, the Board had a total of ten meetings, five of which were held in person and five of which were held by means of a telephonic conference call. All directors then in office attended at least 75% of the total number of meetings of the Board and the committees on which they served during the last fiscal year and the Transition Period.

Ms. Jacobs  is  serving  as Secretary  and  acting  General
Counsel of the Company on an interim basis. Ms. Jacobs received approximately $75,146 during the 1994 fiscal year and the Transition Period for such service. Effective October 1, 1993, Mr. Gillease entered into a two year consulting agreement with the Company pursuant to which he advises the Company on certain strategic planning matters. The Company pays Mr. Gillease $250,000 per year under the consulting agreement.

The Company affords each director the opportunity to defer his or her quarterly retainer. Pursuant to such arrangement, the quarterly retainer a director would otherwise receive is credited to a separate account which accrues interest. Upon his or her termination of service on the Board, the director will be entitled to receive the amounts credited to his or her deferred compensation account, together with interest accrued thereon. Currently, Mr. Dixon is the only director who participates in the retainer deferral arrangement.

The Company's 1991 Stock Option Plan (the "Option Plan") provides for the automatic grant of options not meeting the requirements of incentive stock options ("Non-Qualified Options"), within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), to directors who have
served  as  such   for  a   designated  period   of  time.
Specifically, each person who has served as a director of the Company for two or more consecutive years on the date of grant will automatically be granted (i) upon the first date of grant after the completion of two consecutive years of service as a director, an option to purchase 7,500 shares of Common Stock and (ii) upon each of the second, third, fourth and fifth date of grant after the completion of such service, an option to purchase 3,750 shares of Common Stock. For each year, the date of grant will be the third trading date following the later of (i) the date of the annual stockholders' meeting or (ii) the date on which the Company's earnings for the fiscal quarter just prior to such meeting date are released to the public. The purchase price of the shares of Common Stock covered by the options granted to directors will be the fair market value of the shares as of the date of grant. Options granted to directors, which have a five year term, will be exercisable with respect to 33-1/3% of the aggregate number of shares initially subject to the option during each of the first, second and third years of the option. Any exercisable portion of an option that is not exercised will be carried forward through the term of the grant. Notwithstanding the foregoing, in the event of a "change in control" of the Company, as such term is defined in the Option Plan, all then outstanding options will immediately become exercisable. In addition to the automatic grant of options to directors according to the above formula, the Option Plan also provides for the award, in the discretion of the Compensation Committee, of options to salaried key employees of the Company. Any director who receives an option award under the formula provision, however, is ineligible to receive discretionary grants as a key employee.

There  are  no  family  relationships  among  any  of   the
directors and officers of the Company.

Mr. Hayes may be deemed a "control" person of the Company, as that term is defined in Rule 12b-2 under the Exchange Act.

               EXECUTIVE COMPENSATION

Report of the Compensation Committee of the Board of Directors

The Compensation Committee of the Board administers the Company's compensation program for executive officers. Specifically, the Committee serves as the administrator of the Company's 1989 Restricted Stock Plan (the "Restricted Plan"), the Option Plan and the Incentive Stock Option
Plan-1981 (the  "1981 Plan").    In addition, the  Committee
makes recommendations to the entire Board regarding the base salary levels of the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer ("CEO", "COO" and "CFO", respectively). The Committee is also responsible for periodically reviewing, for adequacy and continued appropriateness, the entire compensation package of executive officers and recommending to the Board any changes to such package. Further, the Committee is required to approve any proposed employment, severance, consulting or retirement agreement with any executive officer.

In performing its duties, the Committee seeks to insure that the Company's compensation program for executive officers attracts and retains qualified, talented and highly motivated personnel, links executive compensation to corporate performance and is administered in a fair and equitable fashion. The Company's executive officer compensation program consists of two major elements: (i) a short-term component, consisting of base salary and a potential annual cash bonus, intended to reward executives for current and past performance and (ii) a long-term component, consisting of restricted (or phantom) stock and stock options, designed to align further the interests of executives with those of stockholders in general. In addition, in order to offer a competitive compensation program, the Company maintains certain retirement plans such as a Qualified Profit-Sharing Plan and an Employee Stock Ownership Plan and offers other benefits such as a split-dollar insurance program.

Short Term Component - Base Salary and Annual Bonus. The Committee evaluates the base salary of each of the CEO, COO and CFO on a biennial basis, or more frequently if appropriate, and recommends to the entire Board any changes in such base salary levels. In making such evaluations and recommendations, the Committee considers the historical pay practices of the Company, the officer's leadership and advancement of the Company's long-term strategic plans and objectives, and the salary levels of executives holding similar positions in certain other textile companies. The Committee generally recommends salaries for the Company's CEO, COO and CFO at levels exceeding the average salary level of executives holding the same positions in such other companies. Not all of the textile companies which the
Company considers for comparative compensation purposes are included in the peer group index described in the "Performance Graph" below because the Committee believes that the Company's most direct competitors for executive talent are not necessarily the same companies that would be included in a peer group established to compare stockholder returns. Mr. Hayes' annual salary as CEO was increased approximately 8% during the 1994 fiscal year, the first increase since July, 1991. Since the end of the Company's 1991 fiscal year, Mr. Hayes has assumed the additional interim responsibilities of the COO and the Committee believes that while Mr. Hayes performs such additional duties, he should receive a supplemental salary of $150,000 per year.

The Company maintains for its executive officers and other key employees a Short-Term Incentive Compensation Plan (the "Bonus Plan"), which allows participants to earn annual cash bonuses based upon the Company's achievement of an earnings per share target, established by the Board at the beginning of each fiscal year. Upon the attainment of such target, a participant is eligible to receive a cash bonus (the "Bonus") equal to the product of a percentage, as the same may be adjusted as described below (the "Multiplier"), and such participant's compensation for the prior year. The
Multiplier, which is established by the Committee for the CEO, COO and CFO, and by the CEO for the other executive officers, varies from participant to participant according to the nature and degree of each participant's level of responsibility. The Multiplier for the Company's executive officers ranges from 33% to 75%. If the Company's actual earnings per share for a given year do not equal the Bonus Plan's target earnings per share, but fall within a designated range of such target (either more or less), the Multiplier for each participant, including the CEO, COO and CFO, will be adjusted upward or downward accordingly. If the Company's actual earnings per share fall within the established range of the target, each participant, other than the CEO, COO and CFO, will receive one-half of his Bonus, with the remainder of the Bonus being pooled into certain groups and allocated, in the discretion of the head of each group, among all group participants according to each participant's relative contribution to the success of the Company. The amount of the discretionary bonus for the head of each such group is determined by the CEO. Depending upon such allocation, a participant's Multiplier may be adjusted further upward or downward resulting in a greater or lesser Bonus, as the case may be, than the participant otherwise would have received. The Bonus, if any, paid to the CEO, COO and CFO is not subject to such discretionary allocation. Achievement of an earnings per share level within the prescribed range will entitle such persons to their full Bonus payments.

Long-Term Component - Restricted Stock, Phantom Stock and Stock Options. In addition to the short-term elements of the Company's executive compensation program described above, the Company maintains certain equity based plans described below, the benefits of which are linked to the Company's long-term performance. The Committee believes that compensation in the form of Common Stock serves to align further the interests of
executives with  the interests  of stockholders.    Moreover,
compensation which is "at risk," in that its amount, or the timing of its receipt, is dependent upon the Company's performance, provides a strong incentive for individuals to
achieve   superior   performance.       Finally,    long-term
compensation helps balance the Company's overall executive compensation program by encouraging executives to focus on the Company's long term objectives and goals as well as the Company's quarter to quarter results.

Restricted Stock.   In its capacity as the administrator of

the Restricted Plan, which was approved by stockholders at their 1989 Annual Meeting, the Committee determines, among other things, which key employees will participate in the Restricted Plan, any individual or corporate performance goals applicable to a participant, the date on which awards will be made, the number of shares to be awarded and the restrictions to be applicable to such shares. In determining the number of shares of restricted stock to be awarded to a particular executive (as well as the number of shares of phantom stock awarded to Mr. Hayes), the Committee has not followed any specific guideline or formula, but rather has considered more subjective factors such as the executive's level of responsibility and past performance. All currently outstanding stock awards under the Restricted Plan are subject to identical restrictions. As described more fully in Footnote 4 to the "Summary Compensation Table" below, the vesting of 20% of each award (the "Service-Based Restricted Stock") was contingent upon a participant being employed at the end of the 1994 fiscal year. The timing of the vesting of the remaining 80% of each restricted stock award (the "Performance-Based Restricted Stock") was contingent upon achieving a designated three-year cumulative earnings per share target (the "Performance Target"), established by the Board upon the recommendation of the Committee. Pursuant to its authority under the Restricted Plan, the Committee in fiscal year 1994 recommended, and the Board approved, certain adjustments to the Performance Target. As of the end of the 1994 fiscal year, the Performance Target had been met and, as a result, each participant's Performance-Based Restricted Stock will vest over a three year period, commencing in January 1995.

Phantom Stock. The Committee determined that, in light of Mr. Hayes' already substantial equity interest in the Company, it was not appropriate for him to participate in the Restricted Plan. Mr. Hayes instead participates in a phantom stock arrangement with the Company. Upon the vesting of such phantom shares, Mr. Hayes is entitled to a cash payment equal to the fair market value of the Common Stock at vesting, plus dividends and interest, rather than actual shares of Common Stock. During the 1994 fiscal year, Mr. Hayes vested in 20% of his aggregate phantom stock award, or 21,000 shares of phantom stock (the "Service-Based Phantom Stock"). The vesting of that portion of his award, like the vesting of the Service-Based Restricted Stock, was contingent upon being employed at the end of the 1994 fiscal year. Until the 1994 fiscal year, the vesting of the remaining 80% of Mr. Hayes' phantom stock award, or 84,000 shares of phantom stock (the "Performance-Based Phantom Stock"), had been subject to the same schedule applicable to the Performance-Based Restricted Stock. During the 1994 fiscal year, the Company amended the terms of Mr. Hayes' Performance-Based Phantom Stock in response to the 1993 adoption of Section 162(m) of the Code.
 Section 162(m), which first became applicable to the Company for its fiscal year commencing October 3, 1994, denies a public company a deduction, except in limited circumstances, for compensation paid to covered employees, of whom Mr. Hayes is one, to the extent such compensation exceeds $1,000,000.

As a result, the Board, upon the recommendation of the Committee, approved an amendment to Mr. Hayes' phantom stock agreement, accelerating the vesting of Mr. Hayes' Performance-Based Phantom Stock into the Company's 1994 fiscal year (before the effective date of Section 162(m)), provided the Performance Target was met. See Footnote 4 to the "Summary Compensation Table" below. In addition, the Company granted, subject to the Performance Target being met, certain rights to Mr. Hayes entitling him to a cash payout equal to the appreciation in the value of Common Stock he would otherwise forego by accelerating the vesting of the Performance-Based Phantom Stock. Such rights, together with certain dividend equivalents granted Mr. Hayes, will not vest until after Mr. Hayes' retirement as CEO. See Footnote 3 to the "Summary Compensation Table", and "Long-Term Incentive Plan" below. The Committee retains the discretion to authorize the payment of compensation, to Mr. Hayes or other persons who would subject the Company to the deduction limitation of Section 162(m), that does not qualify for income tax deductibility under Section 162(m).

Stock Options.   As the administrator  of the Option  Plan,
which was approved by stockholders at their 1991 Annual Meeting, the Committee determines, among other things, the employees who are to receive options, the date of grant of options, and (subject to the terms of the Option Plan) the purchase price of each share subject to such options. The Option Plan permits the granting of incentive stock options ("Incentive Options"), within the meaning of Section 422 of the Code, Non-Qualified Options and stock appreciation rights ("SARs"). (There are currently no outstanding SARs under the Option Plan and the only outstanding Non-Qualified Options represent grants to eligible directors pursuant to a formula provision in the Option Plan.) The 1981 Plan permits the granting of only Incentive Options. The 1981 Plan expired in accordance with its terms on September 14, 1991 and no further options may be granted thereunder. Certain options granted under the 1981 Plan prior to September 14, 1991 extend beyond such date and remain exercisable. All outstanding Incentive Options have a five year term and are not exercisable during the first two years after the date of grant. The exercise price of an Incentive Option is not less than 100% of the fair market value of a share of Common Stock on the date the Incentive Option was granted. As a result, a grantee only benefits from such an option if the price of the Common Stock increases (in which case all stockholders will benefit). In determining the amount of options to be awarded to any person, the Committee considers the recommendations of management as well as those subjective factors used in making grants under the Restricted Plan. In addition, the Committee generally has granted options every 18 to 24 months, with approximately two-thirds of the aggregate amount of the options being awarded to employees below the executive officer level. The grant of Non-
Qualified Options to Mr. Hayes during the 1994 fiscal year represents a grant, under the Option Plan's formula provision, to him in his capacity as a director. Mr. Hayes is not eligible to receive awards under the Option Plan as an employee. See "Election of Directors - Additional Information" above.

Retirement Plans and Other Benefits. In addition to the foregoing components of the executive compensation program, the Company maintains certain other plans in which executives participate, including a Qualified Profit-Sharing Plan (the "Profit-Sharing Plan"), an Employee Stock Ownership Plan (the "ESOP"), and an excess benefit plan (which is designed to supplement certain of the Company's other benefit plans). For the Transition Period and the 1994 fiscal year, the
Company contributed to the Profit-Sharing Plan 6% of the aggregate compensation of all participants in such plan. Contributions to the ESOP are made in the form of Common Stock or cash used to purchase Common Stock and the amount of such contributions is dependent upon the Company meeting the same earnings per share target established under the Bonus Plan. If the Company's actual earnings per share fall within a range of the target earnings per share (either more or less), then the Company will adjust its ESOP contribution, upward or downward, accordingly. For the Transition Period and for the 1994 fiscal year, the Company contributed Common Stock to the ESOP in the amount of 4% and 2.1%, respectively, of the compensation of the eligible employees for such periods. The Company also maintains for almost all of its executive officers a split-dollar insurance program and a supplemental executive retirement plan, which are described, respectively, in footnote (5) to the "Summary Compensation Table" and in "Other Benefit Plans" below. The Company also offers to its executives a plan pursuant to which they may be reimbursed, up to a designated amount, for personal tax and financial planning expenses.


      Stephen C. Hassenfelt (Chairman)
      Donald B. Dixon
      Sherry R. Jacobs

Performance Graph

Set forth below is a line graph comparing the five-year cumulative total stockholder return on the Common Stock with the cumulative return of the Standard & Poor's 500 Stock Index and with a peer group index, assuming the reinvestment of dividends. The peer group index represents the cumulative total return on the common stock of the following textile companies: Burlington Industries Equity I, Cone Mills Corp., Delta Woodside Industries, Inc., Dixie Yarns, Inc., Dyersburg Corp., Fab Industries, Inc., Johnston Industries, Inc., Lida, Inc., Springs Industries, Inc., Texfi Industries, Inc., Tultex Corp., Unifi, Inc., United Merchants and Manufacturers, Inc., Wellman, Inc., and West Point Stevens, Inc. (formerly West Point-Pepperell, Inc.). Belding Heminway, which was included in the Company's peer group for purposes of last year's proxy statement performance graph, is not included in the graph below because such company's common stock is no
longer publicly  traded.   The
return of each company included in the peer group index has been weighted according to its respective stock market capitalization.

                 COMPARISON OF FIVE YEAR STOCKHOLDER RETURN
                AMONG GUILFORD MILLS,INC.,S&P 500 AND PEER GROUP


                    (Performance Chart Graphic)


                 June 30, 1990 June 30, 1991 June 30, 1992 June 30, 1993 September 30, 1994

GUILFORD $100.00 $ 69.87       $ 68.29       $127.93        $116.52       $117.24
S&P 500   100.00  109.53        124.99        141.69         160.92        171.20
Peer Group100.00   83.50         99.39        117.33         132.72        119.05

(Assumes $100.00  invested  on  June 30, 1989,  in  Guilford
Mills, the S&P 500, and the companies that comprise the peer group with all dividends reinvested.)


Summary of Cash and Certain Other Compensation

The following table shows for the fiscal years ended October 2, 1994, June 27, 1993, June 28, 1992, June 30, 1991
and July 1, 1990, as well as for the Transition Period, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those periods, to the Company's CEO and to the Company's four most highly compensated executive officers (other than the CEO).

                       SUMMARY COMPENSATION TABLE

                                                                                                       LONG-TERM
                                                                                                     COMPENSATION           ALL
                                                               ANNUAL COMPENSATION               RESTRICTED                OTHER
          NAME AND                                                               OTHER ANNUAL      STOCK                  COMPEN-
          PRINCIPAL                  FISCAL            SALARY        BONUS       COMPENSATION      AWARDS      OPTIONS    SATION
          POSITION               YEAR OR PERIOD         ($)           ($)           ($)(3)         ($)(4)        (#)      ($)(5)
Charles A. Hayes, Chairman,           1994            720,000  (1)  222,300  (2)    61,511           0          3,750     213,229
  Chief Executive Officer,      Transition Period     168,750  (1)   40,566         29,300           0           0         55,229
  President and Chief                 1993            675,000  (1)  324,450             --           0          3,750     261,953
  Operating Officer..........         1992            675,000  (1)  478,800             --           0          7,500          --
                                      1991            480,000         0                 --        1,470,000      0             --
                                      1990            480,000         0                 --           0           0             --
Alfred A. Greenblatt, Senior          1994            350,004        91,001             --           0           0         38,902
  Vice President,               Transition Period      87,501        18,025             --           0           0         11,370
  President/Apparel & Home            1993            350,000       124,200             --           0           0         46,991
  Fashions Business Unit.....         1992            296,000       176,320             --           0          1,000          --
                                      1991            280,000         0                 --          841,000     5,250          --
                                      1990            280,000         0                 --           0           0             --
John A. Emrich, Senior Vice           1994            250,008       111,394             --           0           0         38,725
  President, President/         Transition Period      62,502        10,688             --           0           0          9,569
  Automative Business                 1993            191,670       105,000             --        174,656        0         32,169
  Unit (6)..........                  1992            150,000        90,288             --        277,500      5,000           --
                                      1991             31,923         0                 --           0           0             --
                                      1990            116,000         0                 --           0           0             --
Richard S. Roberts, Senior            1994            250,008        65,002             --           0           0         26,580
  Vice President, President/     Transition Period     62,502        12,875             --           0           0          7,855
  Fibers Business Unit.....           1993            250,000        88,000             --           0           0         32,547
                                      1992            283,774       119,030             --           0          1,000          --
                                      1991            156,540         0                 --          168,000     3,000          --
                                      1990            139,857        15,000             --           0           0             --
Terrence E. Geremski, Vice
  President/Chief Financial           1994            212,505        55,251             --           0           0         25,081
  Officer and Treasurer         Transition Period      50,001        10,300             --           0           0          6,878
  (7)........................         1993            160,008        65,920             --          497,500      0             --



              (1) Mr. Hayes' salary for the 1994, 1993 and 1992 fiscal years includes a special supplement of $150,000, and his salary for the Transition Period includes a special supplement of $37,500, for assuming interim responsibilities as President and COO. Mr. Hayes' bonus award, if any, is based solely on his salary as Chairman and CEO.

              (2) Such amount does not include the value, which is not determinable as of the date hereof, of certain rights, which entitle Mr. Hayes to a cash payment equal to the product of 28,000 and the excess, if any, of the market value of Common Stock on January 2, 1995 over $20.90 (the average closing price of Common Stock during the last ten trading days of the Company's 1994 fiscal year). Such rights, which were granted in connection with the amendment of Mr. Hayes' phantom stock agreement, are subject to the same terms as those rights described in "Long-Term Incentive Plan" below.

            (3)    The amount in  this column  for the  1994 fiscal  year

            represents (i) $39,800 paid to Mr. Hayes in reimbursement for tax and financial planning expenses, and (ii) $21,711 in additional health insurance benefits. The figure in this column for the Transition Period represents amounts paid to Mr. Hayes in reimbursement for tax and financial planning expenses.

            (4)     The amounts shown  in this column  reflect the  market

            value of the phantom stock granted to Mr. Hayes and the market value of the restricted stock granted, under the terms of the Restricted Plan, to Messrs. Greenblatt, Emrich, Roberts and Geremski. (The market value is given as of the date of grant of the restricted or phantom stock.)

              The restricted  stock awarded  to an  executive officer  is held by an escrow agent, appointed by the Company, until such officer vests in his award. Similarly, the dividends paid on each share of restricted stock (which are paid to the same extent as dividends on the Common Stock generally) are held by the escrow agent until the executive vests in his restricted stock, at which time the executive will also be entitled to receive the interest credited by the Company on such dividends. Each of the named executive officers vested in his Service-Based Restricted Stock, if any, on October 1, 1994. The Performance-Based Restricted Stock will vest over a three year period, commencing on January 2, 1995. Notwithstanding the foregoing, upon a "change in control" of the Company, as such term is defined in the Restricted Plan, the restrictions applicable to an outstanding restricted stock award will lapse and the executive will immediately vest in such award and in any dividends paid on such award and then held in escrow, together with interest thereon. As of the last day of the 1994 fiscal year, Messrs. Greenblatt, Emrich, Roberts and Geremski held 48,000, 15,000, 9,600 and 16,000 shares of restricted stock, respectively, at an aggregate market value of $1,026,000, $320,625, $205,200 and
            $342,000, respectively (based upon a price of $21.375 per share the closing price of the Common Stock on the last business day of the 1994 fiscal year).

              Mr. Hayes does not participate in the Restricted Plan,  but is a party to a phantom stock agreement with the Company. Pursuant to such agreement, no shares of Common Stock have actually been issued to Mr. Hayes (nor has Mr. Hayes had at anytime any voting power with respect to such phantom stock).
             Instead, upon the vesting of  such shares of phantom  stock,
            Mr. Hayes is entitled to receive  cash in an amount equal  to the then fair market value of an equivalent number of shares of Common Stock, plus an amount equal to all dividends that would have been paid if the phantom stock had been issued and outstanding together with interest on such amount. On the last day of the 1994 fiscal year, Mr. Hayes vested in his Service-Based Phantom Stock and Performance-Based Phantom Stock, the terms of the latter having been amended by the Board in response to the adoption of Section 162(m) of the Code. See "Report of the Compensation Committee of the Board of Directors" above.

                 (5) The components of the amounts shown in this column for the 1994 fiscal year and the Transition Period consist of the following:

                  (i) For the 1994 fiscal year, contributions of $9,000 each to the accounts of Messrs. Hayes, Greenblatt, Emrich, Roberts and Geremski, pursuant to the Profit-Sharing Plan. For the Transition Period, contributions of $3,537 each to the accounts of Messrs. Hayes, Greenblatt, Emrich, Roberts and Geremski, pursuant to the Profit-Sharing Plan.

                 (ii)   For the 1994 fiscal year, contributions of shares
            of Common Stock at an aggregate market value of $3,150 under the ESOP to the accounts of each of Messrs. Hayes, Greenblatt, Emrich, Roberts and Geremski. For the Transition Period, contributions of shares of Common Stock at a market value of $2,358 under the ESOP to the accounts of Messrs. Hayes, Greenblatt, Emrich, Roberts and Geremski.

                (iii) For the 1994 fiscal year, contributions of $64,176, $23,571, $17,123, $13,365 and $9,538 to the accounts of Messrs. Hayes, Greenblatt, Emrich, Roberts and Geremski, respectively, pursuant to the Company's excess benefit plan which is designed to supplement the Profit-Sharing Plan and the ESOP. For the Transition Period, contributions of $15,035, $4,656, $1,423, $1,641 and $134 to the accounts of
            Messrs. Hayes, Greenblatt, Emrich, Roberts and Geremski, respectively, pursuant to the Company's excess benefit plan.

                 (iv) With respect to Messrs. Greenblatt, Emrich and Geremski, the value of benefits under the Company's Senior Managers' Life Insurance Plan, a split dollar plan, and with respect to Mr. Hayes, the value of benefits under a separate split dollar arrangement with the Company. During the 1994 fiscal year and the Transition Period, each of Messrs.
            Greenblatt, Emrich and Geremski paid the amount of the premium associated with the term life component of his split
            dollar life insurance coverage.   With respect to Mr.  Hayes,
            the Company paid, during the 1994 fiscal year, $11,480 and paid, during the Transition Period, $2,670 in premiums for the term portion of his coverage,  and paid the remainder  of the premium associated with the whole life component of the coverage. For each named executive officer having a split dollar arrangement, the Company expects to recover the premiums it pays. The following amounts reflect the value of the benefits accrued during the 1994 fiscal year,  calculated on an actuarial basis, ascribed to life insurance policies purchased on the lives of
                                  -13-
            the named executives who have split
            dollar coverage: Mr. Hayes - $119,918; Mr. Greenblatt - $2,700; Mr. Emrich
 -
 $4,802;  and  Mr.
 Geremski - $3,394. The following
            amounts reflect the value
 of the benefits accrued during the
            Transition   Period, calculated on an actuarial basis, ascribed to
            such policies: Mr. Hayes - $29,980; Mr. Greenblatt - $675; Mr. Emrich - $1,201; and Mr. Geremski - $849.

                  (v) For the 1994 fiscal year, that portion of interest earned (that the Securities and Exchange Commission (the "SEC") considers to be at above market rates) on the deferred compensation accounts of Messrs. Hayes, Greenblatt and Roberts in the amount of $5,505, $481 and $1,065, respectively. For the Transition Period, above market interest earned on the deferred compensation accounts of Messrs. Hayes, Greenblatt and Roberts in the amount of $1,649, $144 and $319, respectively.

                 (vi) For the 1994 fiscal year and the Transition Period, imputed interest income to Mr. Emrich of $4,650 and $1,050, respectively, in connection with an interest free loan made by the Company to such officer. See "Certain Transactions" below.

                  (6)  Mr.   Emrich    rejoined   the    Company  as Vice

            President/Planning in April, 1991 after having last been employed by the Company in January, 1990. (Mr. Emrich assumed the positions of President/Automotive Business Unit in January, 1993 and Senior Vice President in April, 1993.) Therefore, the amounts shown in the salary column for the 1990 and 1991 fiscal years reflect salary paid to Mr. Emrich for only a portion of such years.

              (7) Mr. Geremski joined the Company at the beginning of the Company's 1993 fiscal year and, therefore, no compensation information is provided for Mr. Geremski for the 1990, 1991, and 1992 fiscal years.


Stock Option Grants

              The table  below shows,  among other  things,  hypothetical potential gains from stock options granted during the Company's 1994 fiscal year and the Transition Period. Such hypothetical gains are based entirely on assumed annual growth rates of 5% and 10% in the price of Common Stock over the five year life of the stock options (which would equal a total increase in stock price of approximately 28% and 61%, respectively) and represent the spread between the option exercise price and the assumed market value of the underlying Common Stock. The assumed rates of growth were selected by the SEC for illustrative purposes only and are not intended to predict future stock prices which will depend upon, among other things, market conditions and the Company's future performance.

             OPTION GRANTS IN TRANSITION PERIOD AND LAST FISCAL YEAR


                                                                                                                      POTENTIAL
                                                                                                                      REALIZABLE
                                                                                                                      VALUE
                                                                                                                        AT
                                                                                                                      ASSUMED
                                                                                                                      ANNUAL
                                                                                                                      RATES
                                                                                                                        OF
                                                                          INDIVIDUAL GRANTS                           STOCK
                                                NUMBER OF                                                             PRICE
                                                SECURITIES      PERCENT OF TOTAL                                  APPRECIATION
                                                UNDERLYING     OPTIONS GRANTED TO                                      FOR
                                                 OPTIONS          EMPLOYEES IN         EXERCISE                       OPTION
                                                 GRANTED       TRANSITION PERIOD       OR BASE      EXPIRATION        TERM
                      NAME                        (#)        AND FISCAL YEAR (%)     PRICE ($)        DATE       5% ($)   10% ($)
Charles A. Hayes (1).........................  3,750               65                20.19         11/9/98      20,925      46,237



              (1)  The  grant  of  options  to  Mr.  Hayes  reflects  an automatic grant, pursuant to the formula provision for eligible director participants, of Non-Qualified Options under the Option Plan. As a result of the grant to Mr. Hayes under such provision, he is not eligible, in accordance with the terms of the Option Plan, to receive discretionary awards as a key employee. See "Election of Directors - Additional

            Information" above.

Stock Option Exercises

              The table below shows option exercises by the five most highly compensated executive officers during the Transition Period and 1994 fiscal year as well as the value of the options held by such persons at the end of the 1994 fiscal year.

            AGGREGATED OPTION EXERCISES IN TRANSITION PERIOD AND LAST
                   FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                   Number of Securities       Value of Unexercised
                        Shares           Value     Underlying Unexercised           In-the-Money
                      Acquired on       Realized       Options at                    Options at
Name                  Exercise (#)       ($)(1)      Fiscal Year-End (#)      Fiscal Year-End ($)(2)
                                                   Exercisable/Unexercisable  Exercisable/Unexercisable


Charles A. Hayes           --
            --             11,250/3,750              21,768/2,962
Alfred A. Greenblatt     1,750          21,516            2,083/667                  21,078/0
John A. Emrich             --
            --             2,666/2,334               15,430/7,715
Richard S. Roberts       1,000          10,670            1,333/667                  12,045/0
Terrence E. Geremski       --             --                  0                         --

            (1) The values in this column represent the product of the number of options exercised and the excess of the market value of the underlying Common Stock on the date of exercise over the option exercise price.

            (2) The values in this column represent the product of the number of options and the excess, if any, of $21.375, the market value of the underlying Common Stock on September 30, 1994 (the last business day of the 1994 fiscal year), over the option exercise price.

          Long-Term Incentive Plan

            The table below shows the number of certain rights, and the performance period for such rights, granted to Mr. Hayes pursuant to his phantom stock agreement with the Company.
          The rights are designed to compensate Mr. Hayes for the appreciation in the value of Common Stock, if any, Mr. Hayes would otherwise forego by accelerating the vesting of the phantom stock. See "Executive Compensation - Report of the Compensation Committee of the Board of Directors" above. Such rights entitle Mr. Hayes to a cash payment equal to the excess, if any, of the market value of Common Stock on each of January 2, 1996 and 1997 (each such date, a "Measurement Date") over $20.90 (the average closing price of Common Stock during the last ten trading days of the Company's 1994 fiscal year), multiplied in each instance by 28,000 (one-half of the aggregate 56,000 right grant). Mr. Hayes will vest in, and be entitled to receive, such cash payments 30 days after the date (the "Vesting Date") he is no longer a "covered employee" within the meaning of Section 162(m) of the Code. The rights will earn interest from their respective Measurement Date to the Vesting Date. If the price of the Common Stock on any Measurement Date is equal to or less than $20.90 per share, then the rights to be valued on such date will expire and Mr. Hayes will not receive any payment with respect to such rights.

                       Long-Term Incentive Plans - Awards
                   In Transition Period and Last Fiscal Year


                              Number of Shares, Units,    Performance or Other Period
Name                             or Other Rights (#)       Until Maturation or Payout

Charles A. Hayes                      56,000                    1/96  -  1/97


Other Benefit Plans

          Supplemental Retirement Plan. In 1992, the Company adopted the Senior Managers' Supplemental Retirement Plan ("SERP") which provides for retirement and death benefits to a select group of senior
          managers.   The  SERP  provides  that  upon
          retirement from the Company after attaining age 65, and after at least 60 months of service with the Company, participants will be entitled to receive a specified dollar amount for a period of ten years following retirement ("Ten Year Payments"). If the officer dies prior to the termination of his or her employment or during the period while the Ten Year Payments are being made, the full amount of the Ten Year Payments or the unpaid portion thereof, as the case may be, will be paid according to the installment schedule to the officer's designated beneficiary.

            The SERP also provides that if the officer's employment with the Company is terminated for any reason other than his or her death or disability (prior to the officer attaining age 65) and the officer has been employed by the Company for at least 60 months, the officer will be entitled to a reduced retirement benefit commencing at age 65. Such reduced benefit will be based upon the officer's total months of employment with the Company as compared with the total months of employment the officer would have had with the Company if he or she had remained in the employ of the Company until age
          65. If, at the time of his or her termination of employment with the Company for any reason other than death or disability, the officer has been employed by the Company for less than 60 months following the effective date of the agreement, he or she will not be entitled to any retirement benefits and his or her beneficiaries will not be entitled to any death benefits. If an officer becomes disabled prior to attaining age 65 and such disability continues until age 65, the officer will be entitled to receive the full amount of the Ten Year Payments commencing at age 65, regardless of whether he or she has completed 60 months of service with the Company.

            The Company has purchased life insurance policies on the lives of all executive officers participating in the SERP in amounts which are designed to enable the Company ultimately to recover all sums paid pursuant to the SERP. Such life insurance policies are held in trust for the benefit of such officers.

            The following table  sets forth the  Ten Year Payments  for
          each  of  the  executive  officers  named  in  the   "Summary
          Compensation Table" above.

         Name of Individual (1)     Ten Year  Payments (Per Annum)


               Charles A. Hayes                  $345,000
               Alfred A. Greenblatt               125,000
               John A. Emrich                     125,000
               Terrence E. Geremski               125,000


            (1) Mr. Roberts has entered into a retirement agreement with the Company pursuant to which he will receive, in lieu of payments under the SERP, payments over a ten year period in accordance with the terms of the Executive Retirement and Death Benefit Agreement and Pension and Death Benefit Agreement. See "Severance Agreements" below.

          Severance  Agreements.    The  Company  has  entered  into
          severance agreements with each of the executive officers named in the "Summary Compensation Table" above. The severance agreements, which expire on August 31, 1999 (unless extended by the Board), provide for the payment of specified compensation and benefits to such employees upon certain terminations of their employment within two years after a change in control of the Company. These severance agreements are intended to assure that management will continue to act in the interest of the stockholders rather than be affected by personal uncertainties during any attempts to effect a change in control of the Company, and to enhance the Company's ability to attract and to retain executives.

            The compensation and benefits which may be awarded under the severance agreements include, among other specified items of compensation and other benefits, a lump sum payment equal to three times an employee's highest annual salary during the year preceding the change in control (including any bonuses and contributions made on the employee's behalf to the Company's non-qualified profit-sharing plan), and also include continuation of participation in the Company's life, health, accident and disability and insurance plans for a period of three years (or until the employee commences full-time substantially equivalent employment with a new employer). If the total payments made to any particular employee under a severance agreement would not be tax deductible by the Company or would cause an "excess parachute payment" to exist within the meaning of Section 280G of the
          Code, such payments will be reduced until no portion of such payments would fail to be deductible by reason of being an excess parachute payment. The severance agreements further provide that in order for an employee to receive the benefits contemplated by the severance agreement, if any person or organization takes steps designed to effect a change in control of the Company, the employee will not voluntarily terminate his or her employment and will continue to perform his or her regular duties, until such person or organization has abandoned or terminated such effort to effect a change in control.

            Had a "change in control" taken place during the fiscal year ended October 2, 1994, Messrs. Hayes, Greenblatt, Emrich, Roberts and Geremski would have received, had their employment ceased on that date, lump sum payments in the approximate amounts of $3,238,667, $1,436,037, $1,025,746,
          $1,025,746 and $970,590, respectively.

            Mr. Roberts has entered into a retirement agreement with the Company. Pursuant to such agreement, Mr. Roberts will receive, upon his retirement, an aggregate of $92,000 per year for ten years pursuant to the Company's Executive Retirement and Death Benefit Agreement and Pension and Death Benefit Agreement. The Company has also increased Mr. Roberts' pre-retirement life insurance coverage from $600,000 to $1,000,000.

          Compensation Committee Interlocks and Insider Participation

            Ms. Jacobs, a member of the Company's Compensation Committee, served as Vice President/Administration and General Counsel of the Company from 1986 to 1989 and as Secretary of the Company from 1987 to 1989. From time to time since 1989 and, more recently, since the third quarter of the 1994 fiscal year, Ms. Jacobs has served as acting General Counsel and Secretary of the Company on an interim basis. See "Election of Directors - Additional Information" above.

            Mr. Hassenfelt, Chairman of the Company's Compensation Committee, serves as Chairman and Chief Executive Officer of North Carolina Trust Company. Mr. Hayes is a member of the Board of Directors of North Carolina Trust Company, but does not serve on the Compensation Committee of such Board.


                               CERTAIN TRANSACTIONS

            During the 1994 fiscal year and the Transition Period, the Company paid $190,000 in consulting fees to Japan Tech, Inc., of which Mr. Adachi, a director of the Company, is the President and controlling stockholder. In addition, in the ordinary course of its business and through a series of arm's-length transactions, the Company purchased machinery and equipment from Japan Tech, Inc. during the 1994 fiscal year and the Transition Period totaling $3,881,583.

            In the ordinary course of business and through a series of arm's-length transactions, during the 1994 fiscal year and the Transition Period, the Company paid $463,522 for forklifts and forklift repairs to Western Carolina Forklift, Inc., which is controlled by David Hayes, the son of Charles
          A. Hayes, the Chairman and Chief Executive Officer of the Company. Charles A. Hayes serves on the Board of Directors of Western Carolina Forklift, Inc. with Mr. Adachi.

            In the fourth quarter of the 1994 fiscal year, the Company purchased from certain stockholders of Grupo Ambar, S.A. de C.V. ( "Grupo Ambar") an additional 55% of Grupo Ambar's capital stock for $9,798,250, thereby increasing the Company's ownership in Grupo Ambar to 75%. In such transaction, Dr. Zaidenweber, a director nominee, and Jose Zaidenweber, Dr. Zaidenweber's brother, sold to the Company a portion of their shares of Grupo Ambar capital stock for $889,893 and $1,424,560, respectively. Pursuant to the stock purchase agreement entered into with the selling stockholders of Grupo Ambar, the Company will pay additional consideration to the sellers of up to approximately $3,700,000, provided Grupo Ambar achieves certain earnings objectives through 1995. Dr. Zaidenweber remains the Chairman of the Board, and a stockholder, of Grupo Ambar. See "Election of Directors - Directors and Nominees" above.

            In fiscal year 1993, in connection with its request that Mr. Emrich, Senior Vice President of the Company and President of the Automotive Business Unit, relocate to Kenansville, North Carolina, the Company loaned Mr. Emrich $100,000 to purchase a residence. The loan bears no interest, is secured by a Deed of Trust on Mr. Emrich's new residence and is payable on demand.

            Effective October 1, 1993, Mr. Gillease, a director of the Company, entered into a consulting arrangement with the Company. See "Election of Directors -
 Additional  Information"
          above.


              COMPLIANCE WITH STOCK OWNERSHIP REPORTING REQUIREMENTS



            Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and any persons holding more than 10% of the Company's equity securities, to file with the SEC and the New York Stock Exchange reports disclosing their initial ownership of the Company's equity securities, as well as subsequent reports disclosing changes in such ownership. To the Company's knowledge, based solely on a review of such reports furnished to it and written representations by certain reporting persons that no other reports were required, during the fiscal years ended June 27, 1993 and October 2, 1994, the Company's directors, executive officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements, except that George
          Greenberg, a director of the Company, failed to report timely two gifts of an aggregate  of 400 shares of Common Stock  he
          made  during  the  1993  fiscal  year.    This  omission  was
          corrected by Mr. Greenberg's filing of a report during the 1994 fiscal year.


                         RATIFICATION OF THE SELECTION OF
                           INDEPENDENT AUDITORS FOR THE
                        FISCAL YEAR ENDING OCTOBER 1, 1995

            The Board has selected Arthur Andersen LLP to serve as independent auditors to audit the financial statements of the Company for the fiscal year ending October 1, 1995 and recommends that stockholders vote to ratify such selection.

            Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting and will be afforded an opportunity to make a statement and to respond to appropriate questions.


                                   MISCELLANEOUS

          Stockholder Proposals

            Any stockholder who wishes to present a proposal for action at the next annual meeting and who wishes to have it set forth in the Proxy Statement and identified in the form of proxy prepared by the Company must notify the Company in such manner so that such notice is received by the Company by September 6, 1995 and in such form as is required under the rules and regulations promulgated by the SEC.

            In addition, under the Company's By-Laws, as amended through the date hereof (the "By-Laws"), in order for business to be properly brought before the next annual meeting, notice of such business must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to such meeting (provided that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, notice of such business must be received by the Secretary of the Company no later than ten days following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first). Such notice must contain (i) a brief description of the business and the reasons for conducting it at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) a representation that the proposing stockholder is a holder of record and the number of shares of the Company that are beneficially owned by such stockholder and (iv) a description of any material interest of such stockholder in such business.

          The chairman of the meeting may disregard any business that he or she determines was not properly brought before the meeting in accordance with the By-Laws.

            The By-Laws also provide that if a stockholder of the Company intends to nominate at a meeting one or more persons for election to the Board, notice of such nomination must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to such meeting (provided that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination must be received by the Secretary of the Company no later than ten days following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first). Such notice must contain (a) as to each proposed nominee, (i) the name, age and business and residence address of such nominee, (ii) the principal occupation of such nominee, (iii) the number of shares, if any, of the Company that are beneficially owned by such nominee and (iv) any other information that must be disclosed pursuant to the proxy rules of the SEC if such person had been nominated by the Board and (b) as to the proposing stockholder, (i) the name and address of such stockholder, (ii) a representation that the proposing stockholder is a holder of record of shares of the Company entitled to vote at the meeting and the number of shares of the Company that are beneficially owned by such
          stockholder,  (iii) a  representation  that   the  proposing
          stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (iv) a description of all arrangements and understandings between the stockholder and each nominee pursuant to which the nominations are to be made by the stockholder. The chairman of the meeting may disregard any nomination that he or she determines was not made in accordance with the foregoing procedures.

          Annual Report on Form 10-K

            Any stockholder of record on December 23, 1994 who desires a copy of the Company's 1994 Annual Report on Form 10-K, as filed with the SEC, may obtain a copy (excluding exhibits) without charge by addressing a request to the Secretary, Guilford Mills, Inc., P. O. Box 26969, Greensboro, North Carolina 27419-6969. A charge equal to the reproduction cost will be made if the exhibits are requested.

          Other Matters

          The Board is not aware of any matters to be presented for action at the Annual Meeting other than those described herein and does not intend to bring any other matters before the Annual Meeting. However, if other matters shall come before the Annual Meeting, it is intended that the holders of proxies solicited hereby will vote thereon in their discretion.

                          By Order of the Board of Directors


                          (Signature of Sherry R. Jacobs appears here)
                          Sherry R. Jacobs
                          Secretary

Dated:  January 5, 1995



PROXY                                 GUILFORD MILLS, INC.
                       Annual Meeting of Stockholders - February 2, 1995
                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned nominates and appoints Charles A. Hayes and Terrence E. Geremski, or either one of them, as proxies of the undersigned, with power of substitution to each, to vote all shares of stock of GUILFORD MILLS, INC. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of said Corporation to be held at the Joseph S. Koury Convention Center, 3121 High Point Road, Greensboro, North Carolina on February 2, 1995 at 10:00 A.M. and at any adjournment or adjournments thereof with authority to vote said stock on the matters set forth on the reverse side hereof and upon such other matters as may properly come before the meeting.

   Unless otherwise specified on this proxy, the shares represented by this proxy will be voted "FOR" Proposals 1 and 2. Discretion will be used with respect to such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

        (Continued and to be signed and dated on the reverse side)

                    (Continued from the other side)

1) Election of Four Directors for Three-Year Terms: [ ] FOR ALL NOMINEES listed below           [ ] WITHHOLD AUTHORITY to vote
                                                        (except as marked to the contrary below).   for all nominees listed below.

Donald B. Dixon, Terrence E. Geremski, George Greenberg and
Dr. Jacobo Zaidenweber
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided.
____________________________________________________________________________

2) Ratification of the selection of Arthur Andersen LLP, as independent auditors for the fiscal year ending October 1, 1995.

  [ ] FOR     [ ] AGAINST    [ ] ABSTAIN
                                             Please sign exactly as your name
                                             appears. When signing as attorney,
                                             executor, administrator, trustee
                                             or guardian, please set forth your
                                             full title. If signer is a
                                             corporation, please sign the full
                                             corporate name by a duly authorized
                                             officer. Joint owners should each
                                             sign.


                                             Signature:_______________Date____

                                             Signature:_______________Date____

    Note: Please sign and return promptly in the envelope provided. No postage is required if mailed in the United States.










*********************************************************************
                            APPENDIX
*********************************************************************

On the Notice to Stockholders page the signatre of Sherry R. Jacobs appears where indicated.

On the last page before the proxy card, the signature of Sherry R. Jacobs appears where indicated.

There is a Performance Graph on page 11 of the document. The plot points are listed in the table below the reference to the graphic on page 11.